Exhibit 99.1

NEWS RELEASE

For further information, please contact Earle A. MacKenzie 540-984-5192.

Shenandoah Telecommunications Closes on Cable Properties

in Virginia and West Virginia

EDINBURG, VA, (December 1, 2008) – Shenandoah Telecommunications Company (Shentel) (NASDAQ: SHEN) announces that today it has completed the acquisition of cable assets and customers in Virginia and West Virginia from Rapid Communications, LLC. The transaction was previously announced on August 6, 2008. RBC Daniels was Shentel’s advisor for the transaction.

Starting early next year, Shentel will begin construction under a two year upgrade program to provide additional services including High Definition TV, Video on Demand, High Speed Internet and Voice services.

About Shenandoah Telecommunications

Shenandoah Telecommunications Company is a holding company that provides a broad range of telecommunications services through its operating subsidiaries. The Company is traded on the NASDAQ Global Select Market under the symbol “SHEN.” The Company’s operating subsidiaries provide local and long distance telephone, Internet and data services, cable television, wireless voice and data services, alarm monitoring, and telecommunications equipment, along with many other associated solutions in the Mid-Atlantic and Southeastern United States.